SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 4, 2006

                                   ----------


                                PATHOGENICS, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                        333-123431              43-2078278
(State or other jurisdiction of    (Commission file number)   (I.R.S.employer
 incorporation or organization)                             identification no.)




           99 Derby Street
           Suite 200
           Hingham, MA                                           02043
(Address of principal executive offices)                       (Zip code)

       Registrant's telephone number, including area code: (781) 556-1090

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Item 8.01.     Other Events.

     On April 4, 2006, Pathogenics, Inc. (the "Company") entered into a mutual Letter of Intent (the "Letter of Intent") with Egenix, Inc. ("Egenix"), a Delaware corporation (collectively the "Parties"). The Letter of Intent provides that Egenix shall be merged (the "Merger") with and into Pathogenics and Pathogenics shall be the surviving corporation (the "Surviving Corporation"). Upon the effectiveness of the Merger the Surviving Corporation's name shall be changed to "Egenix, Inc.," or such other name chosen by the present management of Egenix, the authorized capital of the Surviving Corporation shall be changed to make it identical to that of Egenix immediately prior to the consummation of the Merger and all shares of the capital stock of Egenix outstanding before the Merger will become shares of the capital stock of Pathogenics.

     Immediately prior to the closing of the Merger, the Company shall effect an approximately 100-for-1 reverse split of its capital stock and will have outstanding immediately prior to consummation of the Merger up to approximately 500,000 shares of common stock and no other equity securities or rights to acquire any equity securities of the Company will be outstanding. Upon the consummation of the Merger, all shares of capital stock of Egenix, including shares of common and Series A Preferred Stock, shall be cancelled. The number of shares of capital stock of the Surviving Corporation to be issued to holders of shares of Egenix capital stock will represent ninety-four percent (94%) of the issued and outstanding shares of common stock and common equivalents of the Surviving Corporation outstanding immediately after the effectiveness of the Merger, including any shares, or rights to acquire shares, issued as a part of or in connection with any financings, any shares of common stock underlying the Series A preferred stock and all convertible debt on an as converted to common stock basis, but excluding all other outstanding warrants and options. The shares of Series A Preferred Stock issued by the Surviving Corporation will be restricted securities as defined in Regulation D and Rule 144 of the 1933 Act with the same ranking, rights and terms as the original Egenix shares of Series A Preferred Stock.

     All outstanding options and warrants and other rights to purchase shares of Egenix common and preferred stock outstanding immediately prior to the closing shall convert to the right to purchase the same number of shares of the Surviving Corporation's common and preferred stock as the holder thereof would have been entitled to receive if such option, warrant or other right had been exercised immediately prior to the closing.

     The respective rights and obligations of the Company and Egenix are subject to the parties entering into a definitive Agreement and Plan of Merger.

     The Letter of Intent will terminate at 5 PM Eastern Time April 28, 2006, or such other date and time as the Parties may agree in writing, if not sooner embodied into definitive documents necessary to facilitate the closing of the Merger on or before December 31st, 2006 or such other date and time as the Parties may agree in writing.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Ex. No.     Description
-------     -----------
99.1        Letter of Intent dated as of April 4, 2006 between Pathogenics, Inc.
            and Egenix, Inc.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pathogenics, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: April 6, 2006          PATHOGENICS, INC.


                             By: /s/ Frederic P. Zotos
                             -------------------------------
                             Frederic P. Zotos
                             President and Chief Executive Officer

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